                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of __________ __, 1995, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), United States Cellular Corporation, a Delaware corporation (the "Company") and Telephone and Data Systems, Inc. ("TDS").

     The parties hereto agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "Business Day" shall mean any day recognized as a settlement day by the American Stock Exchange.

          "Clearing Organization" shall mean The Depository Trust Company, or, if agreed to by the parties to the Securities Loan Agreement, such other clearing agency at which Merrill Lynch and the custodian under the Securities Loan Agreement maintain accounts, or a Federal Reserve Bank which maintains a book-entry system.

          "Common Share Delivery Arrangement Agreement" shall mean the Common Share Delivery Arrangement Agreement dated as of ______ __, 1995, between Merrill Lynch and the Company.

          "Common Shares" shall mean the common shares, par value $1.00 per share, of the Company.

          "Conversion Agent" shall mean Harris Trust and Savings Bank, as conversion agent under the Indenture, or any successor thereto pursuant to the terms of the Indenture.

          "Indenture" shall mean the Indenture dated as of __________, 1995 between the Company and Harris Trust and Savings Bank, as Trustee.

          "Loan" shall mean a loan of Loaned Securities under the Securities Loan Agreement.

          "Loaned Security" shall mean any Common Share delivered as a Loan pursuant to the Securities Loan Agreement until the Clearing Organization credits the account of the custodian under the Securities Loan Agreement or the certificate for such share (or an identical share) is delivered or otherwise accepted back pursuant to the Securities Loan Agreement or until the share is replaced by purchase of an identical security, except that, if any new or different security shall be exchanged for any Loaned Security by reorganization, recapitalization or merger of the issuer of such Loaned Security, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

          "Securities Loan Agreement" shall mean the Securities Loan Agreement dated ___________ __, 1995 among Merrill Lynch, TDS and Harris Trust and Savings Bank, not in its individual capacity but as custodian.

          2. REGISTRATION RIGHTS. (a) Prior to the execution hereof, the Securities and Exchange Commission (the "Commission") has declared effective under the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3 of the Company covering, among other things, (i) resales from time to time by Merrill Lynch of the Company's Liquid Yield Option-TM-Notes due 2015 (the "LYONs"-TM-) obtained by Merrill Lynch pursuant to Common Share Delivery Arrangements (as defined in the Indenture), (ii) deliveries from time to time of Common Shares ("Conversion Shares") by Merrill Lynch, through the Conversion Agent, to converting LYONs holders in accordance with either
Section 1(a) or 1(b) of the Common Share Delivery Arrangement Agreement and
Section 11.19 of the Indenture (whether such Conversion Shares are Loaned Securities or were otherwise obtained by Merrill Lynch), and (iii) sales from time to time by Merrill Lynch of Common Shares that constitute Loaned Securities ("Loaned Shares"). Such Registration Statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Act (the "1933 Act Regulations")), in each case as from time to time amended or supplemented pursuant to the Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided by the Company for use in connection with the offering, sale or delivery of the Covered Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus", shall refer to such revised prospectus from and after the time it is first provided for such use. The LYONs, the Conversion Shares and the Loaned Shares are collectively referred to herein as the "Covered Securities."

          (b) The Company shall use its best efforts to keep the Registration Statement continuously effective in order to permit the Prospectus to be usable by Merrill Lynch in connection with any offering, sale or delivery of Covered Securities.

- -----------------------
- -TM- Trademark of Merrill Lynch & Co., Inc.

          (c) Notwithstanding any other provision hereof, the Company (i) represents and warrants to Merrill Lynch that (A) the Registration Statement and the Prospectus comply in all material respects with the Act and the rules and regulations thereunder, (B) the Registration Statement did not, when it became effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus did not, as of the date hereof, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) will ensure that (A) the Registration Statement, as amended from time to time, and any Prospectus, as amended or supplemented from time to time, will comply in all material respects with the Act and the rules and regulations thereunder, (B) the Registration Statement, at the time any amendment thereto becomes effective, will not, if used in connection with the transactions contemplated hereby, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any Prospectus, as amended or supplemented from time to time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company shall not be responsible for the correctness of any information contained in the Registration Statement or the Prospectus or any amendment or supplement thereto provided to the Company in writing by Merrill Lynch specifically for inclusion therein.

          (d) The Company shall furnish to Merrill Lynch, prior to the filing thereof with the Commission, a copy of each amendment to the Registration Statement and each supplement, if any, to the Prospectus and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as Merrill Lynch reasonably may propose.

          (e) The Company shall advise Merrill Lynch, and, if requested by Merrill Lynch, confirm such advice in writing:

          (i) when any amendment to the Registration Statement has been filed with the Commission and when such amendment has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

     Statement or the initiation of any proceedings for that purpose; and

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Covered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (f) The Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (g) The Company shall furnish to Merrill Lynch, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if Merrill Lynch so requests in writing, all exhibits (including those incorporated by reference).

          (h) The Company shall deliver to Merrill Lynch, without charge, as many copies of the Prospectus and any amendment or supplement thereto as Merrill Lynch may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by Merrill Lynch in connection with the offering, sale or delivery of Covered Securities.

          (i) The Company shall register or qualify or cooperate with Merrill Lynch in connection with the registration or qualification of the Covered Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Merrill Lynch reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Covered Securities; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) Upon the occurrence of any event that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (a "Material Event"), the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the Prospectus or file any other required document so that, as thereafter delivered in connection with the offering, sale or delivery of Covered Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) (i) Upon the occurrence of any of the following events: (a) the Commission has issued a stop order suspending the effectiveness of the Registration Statement; (b) a Material Event; or (c) the Board of Directors of the Company, on the advice of its counsel, reasonably concludes that it is inadvisable as a matter of the federal securities laws that the Prospectus continue to be used, the Company shall promptly (A) notify TDS that such event has occurred and that use of the Prospectus should be suspended and (B) notify such other parties in the manner required by
     Section 1 of the Securities Loan Agreement and Section 1 of the Common Share Delivery Arrangement Agreement.

          (ii) The Company shall promptly notify TDS (and any other party, as required by Section 1 of the Securities Loan Agreement or Section 1 of the Common Share Delivery Arrangement Agreement) when the circumstances set forth in Section 2(k)(i) no longer apply and use of the Prospectus may be recommenced, and the Company shall use its best efforts to cause such circumstances no longer to exist and to enable use of the Prospectus.

          (iii) Except as otherwise required herein (or in the Securities Loan Agreement or the Common Share Delivery Arrangement Agreement, as applicable), the notices required to be given pursuant to this Section 2(k) shall be given orally, and confirmed in writing (including by facsimile transmission) by the end of the Business Day following the date of such notice. Such notices shall be deemed received (A) if receipt by the required recipient of such written confirmation is telephonically confirmed between the hours of 7:30 a.m. and 4:30 p.m. on any Business Day, one hour after the last such telephonic confirmation is obtained or (B) otherwise, upon the next opening of business of the American Stock Exchange following the time the last such telephonic confirmation is made.

          (iv) The Company agrees to indemnify and hold harmless Merrill Lynch against any and all Losses (as defined below), as incurred, to the extent such Loss arises out of Merrill Lynch's inability, without duplication, (A) to deliver Loaned Securities pursuant to the terms of the Securities Loan Agreement, as a direct or indirect result of the giving by the Company of any notice pursuant to Section 2(k)(i) hereof, the giving by TDS or the Company of the notice provided for in Section 1.3 of the Securities Loan Agreement, the giving by the Custodian of the notice provided for in
     Section 1.6 of the Securities Loan Agreement or the occurrence of any of the events set forth in Section 2(k)(i) hereof, upon settlement of trades entered into prior to the giving of any such notice or the occurrence of any such events, as the case may be, (B) to deliver Loaned Securities in connection with any Common Share Delivery Arrangement (as defined in the Indenture) pursuant to the terms of the Securities Loan Agreement or the Common Share Delivery Arrangement Agreement as a direct or indirect result of the giving by the Company of any notice pursuant to Section 2(k)(i) hereof, the giving by TDS or the Company of the notice provided for in Section 1.3 of the Securities Loan Agreement, the giving by the Custodian of the notice provided for in
     Section 1.6 of the Securities Loan Agreement or the occurrence of any of the events set forth in Section 2(k)(i) hereof, (C) to deliver Conversion Shares (including any Loaned Securities) in connection with any Common Share Delivery Arrangement (as defined in the Indenture) pursuant to the terms of the Common Share Delivery Arrangement Agreement as a direct or indirect result of the giving by the Company of any notice pursuant to
     Section 2(k)(i) hereof, the giving by TDS or the Company of the notice provided for in Section 1.3 of the Securities Loan Agreement, the giving by the Custodian of the notice provided for in Section 1.6 of the Securities Loan Agreement, the giving by the Company of the notice provided for in
     Section 1(e) of the Common Share Delivery Arrangement Agreement, the delivery by the Conversion Agent of the notice provided for in Section 1(f) of the Common Share Delivery Arrangement Agreement or the occurrence of any of the events set forth in Section 2(k)(i) hereof, or (D) to resell LYONs obtained by Merrill Lynch pursuant to any Common Share Delivery Arrangement (as defined in the Indenture) pursuant to the Common Share Delivery Arrangement Agreement as a direct or indirect result of the giving by the Company of any notice pursuant to Section 2(k)(i) hereof, the giving by the Company of the notice provided for in Section 1(e) of the Common Share Delivery Arrangement Agreement, the giving by the Conversion Agent of the notice provided for in Section 1(f) of the Conversion Share Delivery Arrangement Agreement or the occurrence of any of the events set forth in
     Section 2(k)(i) hereof; PROVIDED that in the case of (D), any such notices are given or events occur within 20 Business Days of the Conversion Date with respect to a conversion in respect of which the Company and Merrill Lynch have entered into a Common Share Delivery Arrangement pursuant to
     Section 1(a) or Section 1(b) of the Common Share Delivery Arrangement Agreement. The Company shall not be required under this Section 2(k)(iv) to indemnify Merrill Lynch for any Loss to the extent such Loss (x) arises otherwise than out of Merrill Lynch's inability to take the actions described in (A), (B), (C) or (D) above,

     (y) arises out of the bad faith, willful misconduct or gross negligence of Merrill Lynch or (z) arises out of Merrill Lynch's failure to take reasonable steps to mitigate its Loss.

     (l) The Company agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever ("Loss"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all Losses, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (m) Merrill Lynch agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all Loss described in the indemnity contained in Section (l) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (n) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (o) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 2(l),
(m) and (n) above is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and Merrill Lynch shall contribute to the aggregate Losses of the nature contemplated by said indemnity agreement incurred by the Company and Merrill Lynch, as incurred, in such proportions as is appropriate to reflect the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the statements or omissions that resulted in such Losses, determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, on the one hand, or Merrill Lynch, on the other hand; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2(o), each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, officer of the Company who signed the Registration Agreement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

          (p) On the date of execution hereof, the Company shall deliver to Merrill Lynch:

          (1) The opinion of Sidley & Austin, counsel for the Company, in form and substance reasonably satisfactory to Merrill Lynch's counsel, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (iii) To the knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise.

               (iv) Each of United States Cellular Operating Company ("USCOC") and United States Cellular Investment Company ("USCIC" and, together with USCOC, the "Direct Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each of the Direct Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and all of such capital stock is owned of record by the Company free and clear, to such counsel's knowledge, of any security interest, mortgage, pledge, lien, encumbrance, or claim.

               (v) The LYONs have been duly authorized by the requisite corporate action on the part of the Company and are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the LYONs and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus.

               (vi) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (vii) The Company has authorized capital stock as set forth in or incorporated by reference into the Registration Statement; to the knowledge of such counsel, all of the issued and outstanding shares of capital stock of the Company (including, without limitation, the Conversion Shares and the Loaned Shares) have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company, including, without limitation, the Common Shares, conforms as to legal matters in all material respects to the descriptions thereof included in or incorporated by reference into the Prospectus.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company and TDS and the Securities Loan Agreement has been duly authorized, executed and delivered by TDS.

               (ix) The Common Share Delivery Arrangement Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (x) The Registration Statement is effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose is pending or threatened by the Commission.

               (xi) At the time the Registration Statement became effective and at the date of such opinion, the Registration Statement (other than the financial statements, financial data and supporting schedules included therein and the Included Specified Information, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the Act and the 1933 Act Regulations. As used in such opinion, "Included Specified Information" shall mean the following information contained in the
          Prospectus: (1) the information under the captions "Summary Operating Data," "Summary Consolidated Financial Information" and "Capitalization," (2) the table summarizing the Company's markets and consolidated operations under the caption "The Company's Operations" and (3) the table of the Company's cellular interests under the caption "The Company's major service areas under the caption "Customers and System Usage."

               (xii) The documents incorporated by reference into the Prospectus (other than the financial statements, financial data and supporting schedules included therein and the Incorporated Specified Information, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the regulations thereunder. As used in such opinion, "Incorporated Specified Information" shall mean the following information incorporated by reference into the Prospectus from Part I,
          Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994: (1) the table summarizing the status of the Company's interests in cellular markets at December 31, 1994 under the caption "The Company," (2) the table under the caption "The Company's Cellular Interests," (3) the table summarizing certain information about customer and market penetration in the Company's managed operations under the caption "Customers and System Usage" and (4) the table summarizing certain information by operating cluster under the caption "Customers and System Usage."

               (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened, which are required to be disclosed in the Registration Statement other than those disclosed therein or incorporated by reference therein.

               (xiv) The information in the Registration Statement under "Description of LYONs", Description of Capital Stock" and "Certain Tax Aspects", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

               (xv) To such counsel's knowledge, (1) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto which are not described or filed as required and (2) such descriptions are correct in all material respects.

               (xvi) No consent, approval, authorization or order of, or registration or qualification with any court or governmental authority or agency is required in connection with the offer, sale or delivery of the Covered Securities or the consummation of the transactions contemplated by this Agreement the Common Share Delivery Arrangement Agreement or the Securities Loan Agreement, except (1) the registration under the Act of the Covered Securities, (2) registration under the 1934 Act of the LYONs, (3) the qualification of the Indenture under the 1939 Act and (4) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer, sale or delivery of any of the Covered Securities by Merrill Lynch.

               (xvii) To such counsel's knowledge, no consents or waivers from the holders of the Company's capital stock are required to consummate the transactions contemplated hereby or by the Common Share Delivery Arrangement Agreement or the Securities Loan Agreement, including, without limitation, the offer, sale or delivery of the Covered Securities, other than such consents and waivers as have been obtained; and, to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities in connection with the registration of the Covered Securities or the offer, sale or delivery of the Covered Securities.

               (xviii) The execution and delivery of this Agreement and the Common Share Delivery Arrangement Agreement and the offer, sale or delivery of the Covered Securities, the compliance by the Company with all of the provisions of this Agreement and the Common Share Delivery Arrangement Agreement and the consummation of the transactions herein or therein contemplated do not and will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or, to such counsel's knowledge, any of the Company's consolidated subsidiaries pursuant to the term of, (1) the Certificate of Incorporation or by-laws of the Company, (2) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, of which such counsel has knowledge, to which the Company or any of the Company's consolidated subsidiaries is a party or by which the Company or any of the Company's consolidated subsidiaries may be bound, or to which any property or assets of the Company or any of the Company's consolidated subsidiaries is subject, or (3) to such counsel's knowledge, any currently applicable law, rule, regulation, judgment, order or administrative or court decree.

          Such opinion of Sidley & Austin shall additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430A(b), if applicable, but excluding the financial statements, financial data and supporting schedules included or incorporated by reference therein, the Included Specified Information and the

Incorporated Specified Information, as to which no belief need be expressed) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data and supporting schedules included or incorporated by reference therein, the Included Specified Information and the Incorporated Specified Information, as to which no belief need be expressed), at the date of such opinion (unless the term "Prospectus" refers to a prospectus which has been provided by the Company for use in connection with the offer, sale or delivery of the Covered Securities which differs from the Prospectus on file at the Commission at the date of such opinion, in which case at the time it is so provided) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Such opinion shall be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America (other than the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations thereunder).

          (2) The opinion, of Koteen and Naftalin, special counsel to the Company, in form and substance reasonably satisfactory to your counsel, to the effect that:

               (i) No consent, approval, authorization or order of, or registration or qualification with, the Federal Communications Commission (the "FCC") is required in connection with the offer, sale or delivery of the Covered Securities or the consummation of the transactions contemplated by this Agreement, the Common Share Delivery Arrangement Agreement or the Securities Loan Agreement, except to the extent that ownership of a given number of Common Shares, whether or not acquired pursuant to any of the agreements identified above, would be inconsistent with (a) limitations on alien ownership and/or cross interest (i.e., ownership or control of competing cellular or Personal Communications Services ("PCS") systems serving the same general area) contained in the Communications Act or a rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder and now in effect or (b) some future provision or provisions of the Communications Act or a rule, regulation, judgment, order or court decree, issued, enacted or promulgated thereunder.

               (ii) The execution and delivery of this Agreement and the Common Share Delivery Arrangement Agreement, the offer, sale or delivery of the Covered Securities, the compliance by the Company with all of the provisions of this Agreement and the Common Share Delivery Arrangement Agreement and the consummation of the transactions herein or therein contemplated do not and will not, to such counsel's knowledge, conflict with or result in any violation of, or the creation of any lien, charge or encumbrance upon, the property or assets of the Company or, to such counsel's knowledge, its consolidated subsidiaries, under the Communications Act or any rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder; neither will any such action conflict with or have a material adverse effect on any of the certificates, authorities, licenses or permits, if any, issued or to be issued by the FCC to the Company or, to such counsel's knowledge, any of the Company's consolidated subsidiaries that enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its consolidated subsidiaries considered as one enterprise, except to the extent that ownership of a given number of Common Shares, whether or not acquired pursuant to any of the agreements identified above, would be inconsistent with (a) limitations on alien ownership and/or cross interest (i.e., ownership or control of competing cellular or PCS systems serving the same general area) contained in the Communications Act or a rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder and now in effect or (b) some future provision or provisions of the Communications Act or a rule, regulation, judgment, order or court decree, issued, enacted or promulgated thereunder.

          (3) The opinion of Mayer, Brown & Platt, counsel for Merrill Lynch, with respect to the matters set forth in item (i) (insofar as it relates to the existence and good standing of the Company), (v), (vi), (vii) (insofar as item (vii) relates to the conformity of the capital stock of the Company to the description thereof included in or incorporated by reference into the Prospectus), (viii) and (ix) through (xi), inclusive, of subsection
     (p)(1) of this Section, as well as in the last paragraph of subsection
     (p)(1) of this Section.

          (4) A certificate of the Chairman, President or Vice President-Finance of the Company and of the Controller or Treasurer of the Company to the effect that (i) from the date of the most recent financial information included or incorporated by reference into the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the Prospectus, as amended or supplemented to the date of such certificate, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
     (iii) no stop order suspending the effectiveness of the Registration Statement has been received by the Company or, to the Company's knowledge, issued and, to the Company's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

          (5) From Arthur Andersen LLP, a letter dated such date, in form and substance satisfactory to Merrill Lynch, to the effect that:

          (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the 1933 Act Regulations and no information concerning their relationship with or interest in the Company and its consolidated subsidiaries is required by Item 10 of the Registration Statement;

          (ii) it is their opinion that (A) the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and covered by their opinions therein comply, and
     (B) the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership (collectively, the "Cellular System Partnerships") incorporated by reference into the Registration Statement have been properly compiled from the amounts and notes of the underlying separate audited financial statements of the Cellular System Partnerships so as to comply, in each case as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Regulations and the 1934 Act and the regulations thereunder;

          (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Regulations or the 1934 Act and the regulations thereunder, as the case may be, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per share set forth following "Summary Consolidated Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its consolidated subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the ______, 199__, balance sheet incorporated by reference into the Registration Statement or, during the period from ______, 199__, to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its consolidated subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

          (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its consolidated subsidiaries identified in such letter.

          (q) Upon request by Merrill Lynch no later than 30 days following the filing by the Company of its Annual Report on Form 10-K or any post-effective amendment to the Registration Statement or supplement to the Prospectus (as contemplated by Section 2(j) above), the Company, within 30 days of the later to occur of (i) such request by Merrill Lynch and (ii) such filing by the Company, shall deliver to Merrill Lynch opinions of counsel (who need not be outside counsel) to the effect of Sections 2(p)(1) and 2(p)(2) above, an officer's certificate to the effect of Section 2(p)(4) above and an accountant's letter to the effect of Section 2(p)(5) above.

          (r) The Company will bear all expenses incurred in connection with the performance of its obligations under this Section 2.

          3. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

          4. REMEDIES. The parties hereto agree that irreparable damage would occur in the event of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          5. AMENDMENTS. Except as otherwise provided herein, the provisions of this Agreement may be not amended, modified or supplemented unless the Company shall have obtained the prior written consent of Merrill Lynch and, insofar as such amendment, modification or supplement relates to Loaned Securities, TDS.

          6. TERMINATION. This Agreement may be terminated by any party upon five Business Days' notice to the other parties if none of the LYONs are outstanding.

          7. NOTICES. Any request, demand, authorization, notice, waiver, consent, report or communication to a party hereunder shall, unless this Agreement specifically provides otherwise, be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers (or to such address or facsimile number as such party may designate by the notice):

          if to Merrill Lynch:

               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               100 Church Street, 18th Floor
               New York, New York 10080
               Attention: Stock Loan Department
               Facsimile No.: (212) 602-7585
               Telephone No.: (212) 602-7521
          with copies to:

               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               World Financial Center
               North Tower
               New York, New York 10281
               Attention: Trading General Counsel
               Facsimile No.: (212) 449-4590
               Telephone No.: (212) 449-4385

          and to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois  60603
               Attention:  Michael A. Campbell
               Facsimile No.:  (312) 701-7711
               Telephone No.:  (312) 782-0600

          if to the Company:

               United States Cellular Corporation
               8410 West Bryn Mawr
               Suite 7000
               Chicago, Illinois  60631-3486
               Attention:  Kenneth R. Myers
                           Vice President-Finance
               Facsimile No.:  (312) 399-8959
               Telephone No.:  (312) 399-8900

          if to TDS:

               Telephone and Data Systems, Inc.
               30 North LaSalle Street
               Suite 4000
               Chicago, Illinois  60602
               Attention:  Ronald D. Webster, Treasurer
               Facsimile No.:  (312) 630-1908
               Telephone No.:  (312) 630-1900

          with copies to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603
               Attention:  Michael G. Hron
               Facsimile No.:  (312) 853-7036
               Telephone No.:  (312) 853-7000

          Except as otherwise set forth herein or in the Securities Loan Agreement or the Common Share Delivery Arrangement Agreement, any request, demand, authorization, notice, waiver, consent, report or communication hereunder shall be deemed given when actually received, except that any request, demand, authorization, notice, waiver, consent, report or communication actually received on a day that is not a Business Day or after business hours on a Business Day shall be deemed given and received on the next succeeding Business Day.

          8. MISCELLANEOUS. This Agreement supersedes any other agreement between the parties concerning the subject matter hereof. This Agreement shall not be assigned by any party without the prior written consent of the other party, and any such assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                            MERRILL LYNCH, PIERCE, FENNER
                            & SMITH INCORPORATED,


                            By:__________________________________
                               Name:
                               Title:

                            UNITED STATES CELLULAR CORPORATION


                            By:__________________________________
                               Name:
                               Title:


                            TELEPHONE AND DATA SYSTEMS, INC.


                            By:__________________________________
                               Name:
                               Title:


[Signature page for the Registration Rights Agreement]